Exhibit 1.1

Global Cash Access, L.L.C.,

Global Cash Access Finance Corporation

and

The Guarantors named herein

$235,000,000

8 3/4% Senior Subordinated Notes due 2012

Purchase Agreement

dated March 4, 2004

Banc of America Securities LLC

Purchase Agreement

March 4, 2004

BANC OF AMERICA SECURITIES LLC

9 West 57th Street

New York, New York 10019

Ladies and Gentlemen:

Global Cash Access, L.L.C., a Delaware limited liability company (the “Company”), and Global Cash Access Finance Corporation, a Delaware corporation, as co-obligor (“Finance Corp.”) propose to issue and sell to Banc of America Securities LLC (the “Initial Purchaser”) $235,000,000 aggregate principal amount of the Company’s 8 3/4% Senior Subordinated Notes due 2012 (the “Notes”). Banc of America Securities LLC has agreed to act as the sole Initial Purchaser in connection with the offering and sale of the Notes.

The Notes will be issued pursuant to an indenture, to be dated as of March 10, 2004 (the “Indenture”), among the Company, Finance Corp., the Guarantors (as defined below) and The Bank of New York, as trustee (the “Trustee”). Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC” or the “Depositary”), pursuant to a DTC letter of representations, to be dated as of the Closing Date (as defined in Section 2) (the “DTC Agreement”), among the Company, Finance Corp. and the Depositary.

The payment of principal of, premium and Liquidated Damages (as defined in the Indenture), if any, and interest on the Notes and the Exchange Notes (as defined below) will be fully and unconditionally guaranteed on a senior subordinated unsecured basis, jointly and severally by (i) all of the existing wholly owned domestic subsidiaries of the Company and (ii) any wholly owned subsidiary of the Company formed or acquired after the Closing Date or any other subsidiary that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities”; and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the “Exchange Securities.”

The Company, M&C International, a Nevada corporation, FDFS Holdings LLC, a Delaware limited liability company, First Data Corporation, a Delaware corporation, Karim Maskatiya, Robert Cucinotta and GCA Holdings, L.L.C. (“GCA Holdings”) entered into a Restructuring Agreement dated December 10, 2003, as amended January 20, 2004 and February 20, 2004 (the “Restructuring Agreement”) in order to recapitalize and restructure the Company’s membership. The term “Recapitalization” as used herein refers to the transactions described in and contemplated by the Restructuring Agreement together with all of the transactions described in the Preliminary Offering Memorandum under the caption “Recapitalization.” In connection with the Recapitalization, a subsidiary of Bank of America Corporation is expected to acquire a 4.99% membership interest in GCA Holdings (the “BofA Equity Purchase”).

At or prior to the Closing Date, the Company will enter into a senior secured credit facility, consisting of up to $280.0 million in senior secured credit facilities, comprised of (i) a term loan facility of up to $260.0 million and (ii) a revolving credit facility of up to $20.0 million, with a syndicate of lenders led by Bank of America, N.A., substantially as described in the Offering Memorandum (the “Credit Facility”). It is a condition to the closing of the Credit Facility that the Company shall have received at least $235 million in gross cash proceeds from the issuance and sale of the Securities. The Company will use the net proceeds from the issuance and sale of the Securities, along with borrowings under the Credit Facility, to consummate the Recapitalization. The Restructuring Agreement, the Credit Facility and the agreements in connection with the redemption of certain interests in GCA Holdings held by M&C International and the BofA Equity Purchase and all other documents or instruments executed in connection with or pursuant to the Recapitalization or any of the foregoing are collectively referred to as the “Recapitalization Documents.” The issuance and sale of the Securities (as defined below), the Recapitalization, the BofA Equity Purchase, the redemption of certain interests in GCA Holdings held by M&C International and the Credit Facility and all related transactions are hereinafter referred to as the “Recapitalization Transactions.”

The Company, Finance Corp., and the Guarantors understand that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agree that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchaser without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. The terms of the Securities and the Indenture will require that investors who acquire Securities expressly agree that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A (“Rule 144A”) or Regulation S (“Regulation S”) thereunder).

The Company, Finance Corp. and the Guarantors have prepared and delivered to the Initial Purchaser copies of a Preliminary Offering Memorandum, dated February 21, 2004 (the “Preliminary Offering Memorandum”), and have prepared and will deliver to the Initial Purchaser, copies of the Offering Memorandum, dated March 4, 2004, describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. As used herein, the “Offering Memorandum” shall mean, with respect to any date or time referred to in this Agreement, the Company’s Offering Memorandum, dated March 4, 2004, including amendments or supplements thereto and any exhibits thereto, in the most recent form that has been prepared and delivered by the Company, Finance Corp. and the Guarantors to the Initial Purchaser in connection with their solicitation of offers to purchase Securities.

The Company, Finance Corp., GCA Holdings and the Guarantors hereby confirm their respective agreements with the Initial Purchaser as follows:

SECTION 1. Representations and Warranties. Each of the Company, Finance Corp., GCA Holdings and the Guarantors, jointly and severally, hereby represents, warrants and covenants to the Initial Purchaser as follows:

(a) No Registration Required. Subject to compliance by the Initial Purchaser with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the issuance and sale of the Securities to the Initial Purchaser and the offer, sale and delivery of the Securities to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b) No Integration of Offerings or General Solicitation. None of the Company, Finance Corp., GCA Holdings or any of their respective subsidiaries or Affiliates (as such term is defined in Rule 501 under the Securities Act (each, an “Affiliate”)) have, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, Finance Corp., GCA Holdings, the Guarantors, any of their subsidiaries or Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchaser, as to whom the Company, Finance Corp., GCA Holdings and the Guarantors make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, Finance Corp., GCA Holdings, the Guarantors, any of their subsidiaries or Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchaser, as to whom the Company, Finance Corp., GCA Holdings and the Guarantors make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company, Finance Corp., GCA Holdings, the Guarantors, any of their subsidiaries or Affiliates or any person acting on its or their behalf (other than the Initial Purchaser, as to whom the Company, Finance Corp., GCA Holdings and the Guarantors make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c) Eligibility for Resale Under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d) The Offering Memorandum and the Preliminary Offering Memorandum. Each of the Offering Memorandum and Preliminary Offering Memorandum does not, and at the Closing Date the Offering Memorandum will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company, Finance Corp., GCA Holdings or any Guarantor in writing by the Initial Purchaser expressly for use in the Offering Memorandum. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all the information specified in, and meeting the requirements of, Rule 144A. Neither the Company, Finance Corp., GCA Holdings nor any of the Guarantors have distributed, and the Company, Finance Corp., GCA Holdings and the Guarantors will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchaser’s distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a Preliminary Offering Memorandum or the Offering Memorandum.

(e) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, Finance Corp. and each of the Guarantors (and, as of the Closing Date, GCA Holdings), enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity).

(f) The Registration Rights Agreement and DTC Agreement. The Registration Rights Agreement, to be dated as of March 10, 2004 (the “Registration Rights Agreement”), among the Company, Finance Corp., the Guarantors and the Initial Purchaser has been duly authorized by the Company, Finance Corp. and each of the Guarantors and, at the Closing Date, will be duly executed and delivered by, and will be a valid and binding agreement of, the Company, Finance Corp. and each of the Guarantors, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law. At the Closing Date, the DTC Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company and Finance Corp., enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity).

(g) Authorization of the Securities and the Exchange Securities. (i) The Notes to be purchased by the Initial Purchaser from the Company and Finance Corp. are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and Finance Corp. and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company and Finance Corp. enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture. (ii) The series of debt securities of the Company with terms substantially identical to the Notes (the “Exchange Notes”) to be offered in exchange for the Notes (the “Exchange Offer”) have been duly and validly authorized for issuance by the Company and Finance Corp. and, when issued and authenticated in accordance with the terms of the Indenture, the Registration

Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company and Finance Corp., enforceable against the Company and Finance Corp. in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture. (iii) The Guarantees of the Notes and the Exchange Notes are in the respective forms contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture.

(h) Authorization of the Indenture. The Indenture has been duly authorized by the Company, Finance Corp. and each of the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company, Finance Corp. and each of the Guarantors and will constitute a valid and binding agreement of the Company, Finance Corp. and each of the Guarantors, enforceable against the Company, Finance Corp. and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity).

(i) Authorization of the Recapitalization Transactions. Each of the Company, Finance Corp., GCA Holdings and their respective Subsidiaries have all necessary corporate power and authority to enter into, to perform the obligations to be performed by them under, and to consummate the transactions contemplated by the Recapitalization Transactions and the Recapitalization Documents to which it is a party. The Recapitalization Documents have been duly authorized, executed and delivered by the Company, Finance Corp., GCA Holdings and their respective subsidiaries (to the extent they are party thereto) and constitute the legal, valid and binding obligations of the Company, Finance Corp., GCA Holdings and their respective subsidiaries (to the extent they are party thereto), enforceable against the parties thereto in accordance with their terms. All actions and proceedings required by law to be taken by the Company and their respective Subsidiaries prior to the Closing Date in connection with the Recapitalization Transactions have been or prior to the Closing Date will have been duly and validly taken. All actions and proceedings required by law to be taken by the Company and its Subsidiaries prior to the consummation of the Recapitalization Transactions will have been duly and validly taken. In addition, none of the Recapitalization Transactions requires the filing of a registration statement, Schedule TO or other document with the Commission (except as required by the Registration Rights Agreement).

(j) Description of the Securities, the Indenture, the Registration Rights Agreement and the Credit Facility. The Notes, the Guarantees of the Notes, the Indenture, the Registration Rights Agreement and the Credit Facility conform, or will conform, in all material respects to the respective statements relating thereto contained in the Offering Memorandum. Each of the Recapitalization Documents conforms or upon consummation of the Recapitalization will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and all provisions in any of the Recapitalization Documents material to the holders of the Notes have been described in the Offering Memorandum. The Exchange Notes and the Guarantees of the Exchange Notes will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and the registration statement relating to the Exchange Securities at the time such registration statement becomes effective.

(k) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum, (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company, Finance Corp., GCA Holdings and their subsidiaries, considered as one entity (any such change or development is called a “Material Adverse Change”); (ii) the Company, Finance Corp., GCA Holdings and their subsidiaries, considered as one entity, have neither incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company, GCA Holdings or, except for dividends paid to the Company or other subsidiaries, any of their subsidiaries on any class of capital stock or repurchase or redemption by the Company, GCA Holdings or any of its subsidiaries of any class of capital stock.

(l) Independent Accountants. Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included in the Offering Memorandum, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Securities and Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(m) Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto or otherwise described in the Offering Memorandum. The financial statements included in the Offering Memorandum comply as to form with the requirements applicable to registration statements on Form S-1 under the Securities Act. The historical financial data set forth in the Offering Memorandum under the captions “Summary Consolidated Financial Data” and “Selected Consolidated Financial Data” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum. The Offering Memorandum contains all historical and pro forma financial statements that would be required if the Offering Memorandum was a registration statement on Form S-1. The pro forma financial statements included in the Offering Memorandum present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rule and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and, in the Company’s opinion, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The Company’s anticipated cost savings identified in the Offering Memorandum have been calculated using data derived from the Company’s accounting systems based on reasonable good faith assumptions.

(n) Good Standing of the Company. The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has corporate power or such other similar power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities, the Indenture, each of the Recapitalization Documents and the Credit Facility; and the Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not result in a Material Adverse Change.

(o) Good Standing of Finance Corp. Finance Corp. has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power or such other similar power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities, the Indenture, the Credit Facility and the Recapitalization Documents to which it is a party; and Finance Corp. is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not result in a Material Adverse Change.

(p) Good Standing of Subsidiaries. Each company that is, or will be at the Closing Date, a subsidiary of the Company is listed on Exhibit A (each a “Subsidiary” and, collectively, the “Subsidiaries”). Each Subsidiary has been duly organized and is validly existing as a corporation or a limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, has corporate power or such other similar power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Indenture, the Securities, the Exchange Securities, the Credit Facility and each of the Recapitalization Documents (to the extent it is a party thereto) and to enter into and consummate all the transactions in connection therewith as contemplated in the Offering Memorandum.

Each Subsidiary is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Each of the direct and indirect subsidiaries of the Company is a Guarantor other than CashCall Systems, Inc. and QuikPlay, LLC. (and Finance Corp., which is a Co-Obligor).

(q) Good Standing of GCA Holdings. GCA Holdings has been duly organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation and as of the Closing Date will have corporate power or such other similar power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Credit Facility and each of the Recapitalization Documents (to the extent it is a party thereto) and to enter into and consummate all the transactions in connection therewith as contemplated in the Offering Memorandum. GCA Holdings is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(r) Capitalization and Other Membership Interest Matters. At December 31, 2003, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto, the application of the net proceeds therefrom and the closing of the Credit Facility, the Company would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption “Capitalization.” All of the outstanding membership interests in the Company and GCA Holdings and all of the outstanding shares of capital stock of Finance Corp. have been and will at the Closing Date be duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding membership interests of the Company or capital stock of Finance Corp. were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or Finance Corp., as the case may be. As of the Closing Date, none of the outstanding membership interests of the GCA Holdings will have been issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the GCA Holdings. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any membership interests in the Company, GCA Holdings or any of its Subsidiaries or capital stock of Finance Corp. other than those accurately described in the Offering Memorandum. All of the issued and outstanding capital stock or membership interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim except that International Game Technologies owns a 40% interest in QuikPlay, LLC and other than as contemplated in connection with the Credit Facility. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in Exhibit A hereto. As of the Closing Date, GCA Holdings will own 100% of the membership interests of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, other than as contemplated in connection with the Credit Facility.

(s) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company, Finance Corp., GCA Holdings nor any of their subsidiaries is in violation of its charter or by-laws or limited liability company agreement, as the case may be, is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease, license or other instrument to which the Company, Finance Corp., GCA Holdings or any of their subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company, GCA Holdings or any of their subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture, the Credit Facility and the Recapitalization Documents by the Company, Finance Corp., GCA Holdings and each Subsidiary (to the extent it is a party thereto), the Company’s execution, delivery and performance of the DTC Agreement, the issuance and delivery of the Securities or the Exchange Securities, and consummation of the Recapitalization Transactions and the other transactions contemplated hereby and thereby and by the Offering Memorandum (i) will not result in any violation of the provisions of the charter, by-laws, or limited liability company agreement, as the case may be, or other similar constitutive document of the Company, Finance Corp., GCA Holdings or any of their respective subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Finance Corp., GCA Holdings or any of their subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation or administrative or court order, judgment or decree applicable to the Company, Finance Corp., GCA Holdings or any Subsidiary (including without limitation, any gaming law of any jurisdiction or jurisdiction to which the Company, Finance Corp., any of their subsidiaries or any of the Guarantors is, or may at any time, be subject). No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s, Finance Corp.’s, GCA Holdings’ or any Guarantor’s execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement, the Indenture, the Credit Facility and the Recapitalization Documents, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as have been obtained or made by the Company, Finance Corp. or the Guarantors and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and except such as may be required by federal and state securities laws with respect to the Company’s, Finance Corp.’s and the Guarantors’ obligations under the Registration Rights Agreement. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, Finance Corp., GCA Holdings or any of their subsidiaries.

(t) No Other Approvals or Licenses Required. No consent, approval, permit, license, qualification, finding of suitability, registration or filing with any governmental or regulatory authority or agency, including, without limitation, any gaming regulatory authority or agency, is required on a mandatory basis by the Initial Purchaser to consummate the sale of the Securities or is required on a mandatory basis to be obtained by any Subsequent Purchaser except as described in the Offering Memorandum.

(u) No Material Actions or Proceedings. Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental actions, suits, investigations or proceedings pending or, to the best of the Company’s, Finance Corp.’s, GCA Holdings’ or any of their subsidiaries’ knowledge, threatened against or affecting the Company, Finance Corp., GCA Holdings or any of their subsidiaries, or the officers, directors, employees or agents (as defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) of the Company, Finance Corp., GCA Holdings or any of their subsidiaries, which has as the subject thereof any property owned or leased by the Company, Finance Corp., GCA Holdings or any of their subsidiaries, where in any such case there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, Finance Corp., GCA Holdings or such subsidiary and any such action, suit, investigation or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. Except as otherwise disclosed in the Offering Memorandum, no material labor dispute with the employees of the Company or any of its Subsidiaries, or with the employees of any principal supplier of the Company, exists or, to the best of Company’s knowledge, is threatened or imminent.

(v) Intellectual Property Rights. The Company, Finance Corp., GCA Holdings and their subsidiaries own, possess or license sufficient trademarks, trade names, trade secrets, know-how, including customer lists, plans, processes, supplier lists, business plans, business methods, prototypes, patent rights, inventions, discoveries, internet domain names, copyrights, software, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses in all material respects as now conducted; and, except as otherwise set forth in the Offering Memorandum, neither the Company, Finance Corp., GCA Holdings nor their subsidiaries expect an expiration or loss of such Intellectual Property Rights, except as would not reasonably be expected to result in a Material Adverse Change. Neither the Company, Finance Corp., GCA Holdings nor any of their subsidiaries knows of any, or has received any notice of, infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, ruling or filing, would result in a Material Adverse Change. Neither the Company, Finance Corp., GCA Holdings nor any of their subsidiaries has any knowledge that a third party is infringing upon any Intellectual Property Right reasonably necessary to conduct their businesses as now conducted. Neither the Company, Finance Corp., GCA Holdings nor any of their subsidiaries is in default or has received notice of breach under the terms of any license or similar agreement related to any Intellectual Property Rights, and the Company, Finance Corp., GCA Holdings and their subsidiaries have taken all action reasonably necessary to maintain and preserve in full force and effect each item of

Intellectual Property Rights, necessary to conduct their businesses as now conducted or contemplated to be conducted except as would not result in a Material Adverse Change.

(w) All Necessary Permits, etc. The Company, Finance Corp., GCA Holdings and each of their subsidiaries possess such valid and current certificates, authorizations, qualifications, licenses, permits, consents or approvals issued by the appropriate municipal, state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses in all material respects, and except as otherwise set forth in the Offering Memorandum neither the Company, Finance Corp., GCA Holdings nor any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(x) Title to Properties. The Company, Finance Corp., GCA Holdings and each of their subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(m) above (or elsewhere in the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company, Finance Corp., GCA Holdings or such subsidiary or except as permitted under the Credit Facility. The real property, improvements, equipment and personal property held under lease by the Company, Finance Corp., GCA Holdings or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company, Finance Corp., GCA Holdings or such subsidiary.

(y) Tax Law Compliance. The Company, Finance Corp., GCA Holdings and their subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company, Finance Corp., GCA Holdings and each Guarantor have made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(m) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company, Finance Corp., GCA Holdings or any of their subsidiaries has not been finally determined.

(z) Company Not an “Investment Company.” The Company, Finance Corp., GCA Holdings and each of their subsidiaries have been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Each of the Company, Finance Corp., GCA Holdings and each of their subsidiaries is not, and after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(aa) Insurance. Each of the Company, Finance Corp., GCA Holdings and their subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and policy limits and covering such risks as are generally deemed adequate, appropriate and customary for their businesses including, but not limited to, policies covering professional liability and malpractice, real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of terrorism and vandalism and earthquakes. The Company, Finance Corp. and GCA Holdings believe they have adequate, sufficient and appropriate coverage under their policies to cover all of their known litigation and the Company believes that its litigation reserve is appropriate under generally accepted accounting principles. Neither the Company, Finance Corp. nor GCA Holdings has reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain adequate and comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company, Finance Corp., GCA Holdings nor any subsidiary has been denied any insurance coverage that it has sought or for which it has applied and there are no claims by the Company, Finance Corp., GCA Holdings or any of their subsidiaries under any current insurance policy as to which any insurance company or institution is denying, or will deny, liability or coverage or defending under a reservation of rights clause.

(bb) No Price Stabilization or Manipulation. None of the Company, Finance Corp., GCA Holdings, the Guarantors or any of their respective Affiliates has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(cc) Solvency. The Company, Finance Corp., GCA Holdings and each of the Guarantors is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to the Company, Finance Corp., GCA Holdings or any Guarantor on a particular date, that on such date (i) the fair market value of the assets of the Company, Finance Corp., GCA Holdings or such Guarantor, as the case may be, is greater than the total amount of liabilities (including contingent liabilities) of the Company, Finance Corp., GCA Holdings or such Guarantor, as the case may be, (ii) the present fair salable value of the assets of the Company, Finance Corp., GCA Holdings or such Guarantor, as the case may be, is greater than the amount that will be required to pay the probable liabilities of the Company, Finance Corp., GCA Holdings or such Guarantor, as the case may be, on its debts as they become absolute and matured, (iii) the Company, Finance Corp., GCA Holdings or such Guarantor, as the case may be, is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, (iv) the Company, Finance Corp., GCA Holdings or such Guarantor, as the case may be, does not intend to, and does not believe that it will, incur debts or liabilities beyond such entity’s ability to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature in their ordinary course, and (v) the Company, Finance Corp., GCA Holdings or such Guarantor, as the case may be, does not have unreasonably small capital.

(dd) No Unlawful Contributions or Other Payments. Neither the Company, Finance Corp., GCA Holdings nor any of their subsidiaries nor, to the best of the Company’s, Finance Corp.’s, GCA Holdings’ and the Guarantors’ knowledge, any employee or agent of the Company, Finance Corp., GCA Holdings or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading.

(ee) Company’s Accounting System. The Company, on a consolidated basis, and each of the Company’s Subsidiaries, maintain a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (v) material information relating to the Company and its consolidated Subsidiaries is promptly made known to the officers responsible for establishing and maintaining the system of internal control over financial reporting; and (vi) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and any fraud whether or not material that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, are adequately and promptly disclosed to the Company’s independent auditors and the Company’s Management Committee.

(ff) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder to be described in the Offering Memorandum which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members, except as disclosed in the Offering Memorandum.

(gg) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) the Company, Finance Corp., GCA Holdings and each of their subsidiaries have all permits, authorizations and approvals required under any Environmental Laws (as defined below) and are in compliance with their requirements, (ii) neither the Company, Finance Corp., GCA Holdings nor any of their subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the businesses of the Company, Finance Corp., GCA Holdings or their subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company, Finance Corp., GCA Holdings or any of their subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company, Finance Corp., GCA Holdings or any of their subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company, Finance Corp., GCA Holdings or any of their subsidiaries has received written notice and no written notice by any person or entity alleging potential liability for investigatory costs, clean-up costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, Finance Corp., GCA Holdings or any of their subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s, Finance Corp.’s, GCA Holdings’ or any Guarantors’ knowledge, threatened against the Company, Finance Corp., GCA Holdings or any of their subsidiaries or any person or entity whose liability for any Environmental Claim the Company, Finance Corp., GCA Holdings or any of their subsidiaries has retained or assumed either contractually or by operation of law; and (iv) to the best of the Company’s, Finance Corp.’s, GCA Holdings’ and the Guarantors’ knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, Finance Corp., GCA Holdings or any of their subsidiaries or against any person or entity whose liability for any Environmental Claim the Company, Finance Corp., GCA Holdings or any of their subsidiaries has retained or assumed either contractually or by operation of law.

(hh) ERISA Compliance. The Company, Finance Corp., GCA Holdings and their subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, Finance Corp., GCA Holdings, their subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, Finance Corp., GCA Holdings or a subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company, Finance Corp. or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, Finance Corp., GCA Holdings, their subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, Finance Corp., GCA Holdings, their subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, Finance Corp., GCA Holdings, their subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Section 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, Finance Corp., GCA Holdings, their subsidiaries or any of their ERISA Affiliates that is intended to be qualified under

Section 401 of the Code is so qualified, and nothing has occurred, whether by action or failure to act that would cause the loss of such qualification.

(ii) No Default in Senior Indebtedness. No event of default exists under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument constituting Senior Indebtedness (as defined in the Indenture).

(jj) Credit Facility. The Credit Facility has been duly and validly authorized by the Company, GCA Holdings and the guarantors thereto and, when duly executed and delivered by the Company, GCA Holdings and the guarantors thereto, will be the valid and legally binding obligation of the Company, GCA Holdings and the guarantors thereto, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(kk) Compliance with Regulation S. The Company, Finance Corp., GCA Holdings, the Guarantors and their respective subsidiaries and Affiliates and all persons acting on their behalf (other than the Initial Purchaser, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902. The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

(ll) Taxes; Fees. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by the Company in connection with the execution and delivery of this Agreement or the issuance or sale by the Company, Finance Corp., GCA Holdings and the Guarantors of the Securities.

(mm) No Labor Disputes. As of the date hereof, (i) there is no unfair labor practice complaint pending against the Company, Finance Corp., GCA Holdings or any of their subsidiaries or, to the best knowledge of the Company, GCA Holdings and Finance Corp., threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, Finance Corp., GCA Holdings or any of their subsidiaries or, to the best knowledge of the Company, Finance Corp. and GCA Holdings, threatened against any of them, (ii) there is no material strike, labor dispute, slowdown or stoppage pending against the Company, Finance Corp., GCA Holdings or any of their subsidiaries or, to the knowledge of the Company, Finance Corp. and GCA Holdings, threatened against the Company, Finance Corp. or GCA Holdings and (iii) the Company, Finance Corp. and GCA Holdings are not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal customers, suppliers, manufacturers or contractors, in each case that is likely to result in a Material Adverse Change.

(nn) Flow-through Entity. Each of the Company, GCA Holdings, CCI Acquisition, LLC, Central Credit, LLC and QuikPlay, LLC is a Flow-Through Entity as defined in the Indenture (including for California and San Francisco income tax purposes).

Any certificate signed by an officer of the Company, Finance Corp., GCA Holdings or any Guarantor and delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed to be a representation and warranty by the Company, Finance Corp., GCA Holdings or such Guarantor to the Initial Purchaser as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. The Company, Finance Corp. and each of the Guarantors agrees to issue and sell to the Initial Purchaser all of the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements of the Company, Finance Corp. and the Guarantors herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchaser agrees to purchase from the Company, Finance Corp. and the Guarantors $235,000,000 aggregate principal amount of Securities, at a purchase price of 97 3/4% of the principal amount thereof payable on the Closing Date.

(b) The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchaser and payment therefor shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004 (or such other place as may be agreed to by the Company and Banc of America Securities LLC) at 9:00 a.m. New York City time, on March 9, 2004 or such other time and date as Banc of America Securities LLC shall designate by notice to the Company and Finance Corp. after consultation with the Company (the time and date of such closing are called the “Closing Date”). The Company and Finance Corp. hereby acknowledge that circumstances under which the Initial Purchaser may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company, Finance Corp. or the Initial Purchaser to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 3(b).

(c) Delivery of the Securities. The Company and Finance Corp. shall deliver, or cause to be delivered, to Banc of America Securities LLC certificates for the Notes and the Guarantees at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depository, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as Banc of America Securities LLC may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchaser.

(d) Delivery of Offering Memorandum to the Initial Purchaser. Not later than 12:00 p.m. New York City time on the second business day following the date of this Agreement, the Company and Finance Corp. shall deliver or cause to be delivered copies of the Offering Memorandum in such quantities and at such places as the Initial Purchaser shall reasonably request.

(e) Initial Purchaser as Qualified Institutional Buyer. The Initial Purchaser represents and warrants to, and agrees with, the Company and Finance Corp. that it is a “qualified institutional buyer” within the meaning of Rule 144A (a “Qualified Institutional Buyer”) and an “accredited investor” within the meaning of Rule 501 under the Securities Act (an “Accredited Investor”).

SECTION 3. Additional Covenants. Each of the Company, Finance Corp., GCA Holdings and the Guarantors, jointly and severally, further covenants and agrees with the Initial Purchaser, as follows:

(a) Initial Purchaser’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Offering Memorandum (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company, Finance Corp. and the Guarantors shall furnish to the Initial Purchaser for review a copy of each such proposed amendment or supplement, and the Company, Finance Corp. and the Guarantors shall not use any such proposed amendment or supplement to which the Initial Purchaser reasonably objects.

(b) Additional Information, Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. The Company, Finance Corp. and the Guarantors will immediately notify the Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company, Finance Corp., GCA Holdings or any Guarantor with any securities exchange or any other regulatory body in the United States or any other jurisdiction or (y) any press release issued by the Company, Finance Corp., GCA Holdings or any Guarantor. If, prior to the completion of the placement of the Securities by the Initial Purchaser with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in light of the circumstances existing at the time the Offering Memorandum is delivered to a purchaser not misleading, or if in the opinion of the Initial Purchaser or counsel for the Initial Purchaser it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company, Finance Corp. and the Guarantors agree to promptly prepare (subject to Section 3 hereof) and furnish at their own expense to the Initial Purchaser, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in light of the circumstances in which the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement, and for so long as the Securities are outstanding, if, in the reasonable judgment of the Initial Purchaser, the Initial Purchaser or any of its affiliates (as such term is defined in the Rules and Regulations under the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to such securities, the Company, Finance Corp. and the Guarantors agree to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10 of the Securities Act, to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the prospectus is so delivered, not misleading and to provide the Initial Purchaser with copies of each amendment or supplement filed and such other documents as the Initial Purchaser may reasonably request.

The Company, Finance Corp. and the Guarantors hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

(c) Copies of the Offering Memorandum. The Company, Finance Corp. and the Guarantors agree to furnish the Initial Purchaser, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

(d) Blue Sky Compliance. The Company, Finance Corp. and the Guarantors shall cooperate with the Initial Purchaser and counsel for the Initial Purchaser to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchaser, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company, Finance Corp. and each of the Guarantors shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company, Finance Corp. and the Guarantors will advise the Initial Purchaser promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company and Finance Corp. shall use their best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it substantially in the manner described under the caption “Use of Proceeds” in the Offering Memorandum.

(f) The Depositary. The Company and Finance Corp. will cooperate with the Initial Purchaser and use commercially reasonable best efforts to execute the Blanket Letter of Representations, required by DTC, and take all other necessary steps to ensure that the Securities are eligible for deposit with and clearance and settlement through DTC.

(g) Additional Issuer Information. The Company, Finance Corp. and the Guarantors agree that, for so long as Securities (but not the Exchange Securities) remain outstanding, they will furnish to holders and beneficial owners of Securities and to securities analysts and prospective purchasers of Securities, upon their request, the information (together with the documents referred to in the second sentence of this paragraph, the “Additional Issuer Information”) required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(h) Agreement Not to Offer or Sell Additional Securities. During the period of 180 days following the date of the Offering Memorandum, the Company, Finance Corp., GCA Holdings and each of the Guarantors and their respective subsidiaries will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company, Finance Corp., GCA Holdings and their respective subsidiaries or securities exchangeable for or convertible into debt securities of the Company, Finance Corp., GCA Holdings (or any of their subsidiaries) other than as contemplated by this Agreement and to register the Exchange Securities.

(i) Future Reports to the Initial Purchaser. For so long as any Securities or Exchange Securities remain outstanding, the Company and Finance Corp. will furnish to Banc of America Securities LLC as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company, Finance Corp. and the Guarantors containing the balance sheet of the Company, Finance Corp. and the Guarantors on a consolidated basis as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s, Finance Corp.’s and the Guarantors’ independent public or certified public accountants.

(j) No Integration. The Company, Finance Corp. and GCA Holdings agree that they will not, and will cause their Affiliates and subsidiaries not to, make any offer or sale of securities of the Company, Finance Corp., GCA Holdings or any of their subsidiaries of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company and Finance Corp. to the Initial Purchaser, (ii) the resale of the Securities by the Initial Purchaser to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4 thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(k) Legended Securities. Each certificate for a Note will bear a legend substantially similar to the legend contained in “Notice to Investors” in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

(l) PORTAL. The Company and Finance Corp. will use their best efforts to cause such Notes to be eligible for the National Association of Securities Dealers, Inc. PORTAL market (the “PORTAL market”).

(m) Disclosure Controls. Within 180 days of the Closing Date, the Company, Finance Corp., GCA Holdings and their subsidiaries will use their best efforts to establish disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act.

Banc of America Securities LLC may, in its sole discretion, waive in writing the performance by the Company, Finance Corp. or the Guarantors of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. Each of the Company, Finance Corp., GCA Holdings and the Guarantors agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchaser, (iii) all fees and expenses of the Company’s, Finance Corp.’s, GCA Holdings’ and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, the Recapitalization Documents, and the Notes and the Guarantees, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, Finance Corp. or the Initial Purchaser in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the Blue Sky laws and, if requested by the Initial Purchaser, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Initial Purchaser of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies and the listing of the Securities with the PORTAL market, and (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company, Finance Corp. and the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer, and the performance by the Company, Finance Corp., GCA Holdings and the Guarantors of their respective other obligations under this Agreement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Initial Purchaser shall pay its own expenses, including fees and disbursements for its counsel.

SECTION 5. Conditions of the Obligations of the Initial Purchaser. The obligations of the Initial Purchaser to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company, Finance Corp., GCA Holdings and each of the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company, Finance Corp. and each of the Guarantors of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Initial Purchaser shall have received from Deloitte & Touche LLP, independent public or certified public accountants for the Company and Finance Corp., a letter dated the date hereof addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Initial Purchaser, delivered according to Statement of Auditing Standards Nos. 72, 76 and 100 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Memorandum.

(b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Initial Purchaser there shall not have occurred any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given, of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company, Finance Corp., GCA Holdings or any of their subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436 under the Securities Act.

(c) Opinion of Counsel for the Company. On the Closing Date, (1) the Initial Purchaser shall have received the favorable opinion of Morrison & Foerster, LLP, counsel for the Company, Finance Corp., GCA Holdings and the Guarantors, dated as of such Closing Date, the form of which is attached as Exhibit B, and (2) Morrison & Foerster’s legal opinion issued pursuant to the Credit Facility shall also be addressed to the Initial Purchaser (or shall state that the Initial Purchaser is entitled to rely thereon).

(d) Opinion of Nevada Counsel for the Company. On the Closing Date, the Initial Purchaser shall have received the favorable opinion of Beckley Singleton, CHTD, Nevada counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit C.

(e) Opinion of New Jersey Counsel for the Company. On the Closing Date, the Initial Purchaser shall have received the favorable opinion of Cooper Levenson April Niedelman & Wagenheim, P.A., New Jersey counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit D.

(f) Opinion of Arizona Counsel for the Company. On the Closing Date, the Initial Purchaser shall have received the favorable opinion of Snell & Wilmer L.L.P., Arizona counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit E.

(g) Opinion of Louisiana Counsel for the Company. On the Closing Date, the Initial Purchaser shall have received the favorable opinion of The Becker Law Firm, Louisiana counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit F.

(h) Opinion of Michigan Counsel for the Company. On the Closing Date, the Initial Purchaser shall have received the favorable opinion of Dickinson Wright PLLC, Michigan counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit J.

(i) Opinion of Counsel for the Initial Purchaser. On the Closing Date, the Initial Purchaser shall have received the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Initial Purchaser, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchaser.

(j) Officers’ Certificate. On the Closing Date, the Initial Purchaser shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, Finance Corp., GCA Holdings and the Guarantors dated as of the Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company, Finance Corp. and the Guarantors, as the case may be, set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

(iii) the Company, Finance Corp., GCA Holdings and the Guarantors have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date.

(k) Bring-down Comfort Letter. On the Closing Date, the Initial Purchaser shall have received from Deloitte & Touche LLP, independent public or certified public accountants for the Company and Finance Corp., a letter dated such date, in form and substance satisfactory to the Initial Purchaser, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(l) PORTAL Listing. At the Closing Date, the Notes shall have been designated for trading on the PORTAL market.

(m) Registration Rights Agreement and Indenture. The Company, Finance Corp. and the Guarantors shall have entered into the Registration Rights Agreement and the Indenture, and the Initial Purchaser shall have received executed counterparts thereof.

(n) DTC Blanket Letter of Representations. Prior to the Closing Date, the Company and Finance Corp. shall execute the Blanket Letter of Representations, required by DTC, and take all other necessary steps to ensure that all Securities are eligible for deposit with DTC.

(o) Credit Facility. At the Closing Date and upon consummation of the transactions contemplated hereby, (i) the Company shall have duly authorized, executed and delivered the Credit Facility, (ii) the Credit Facility shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity), (iii) no default shall have occurred or be continuing under the Credit Facility, (iv) the lenders under the Credit Facility shall be prepared to provide the full amount of the revolver thereunder, (v) the Company and certain of its subsidiaries shall have entered into guarantees, security and pledge agreements in connection with the Credit Facility, and (vi) the Company and the guarantors thereto shall have received all third party and/or governmental consents necessary to the issuance and sale of the Securities and the consummation of the transactions contemplated hereby (including waivers of change of control provisions), in each case in a form and substance satisfactory to the Initial Purchaser and counsel for the Initial Purchaser. The Initial Purchaser shall have received executed counterparts thereof.

(p) Recapitalization. The Company, Finance Corp., GCA Holdings and the Guarantors shall have entered into the Recapitalization Documents, and the Recapitalization and Recapitalization Transactions shall have been consummated, all on terms and conditions and pursuant to documentation satisfactory to the Initial Purchaser. In addition, GCA Holdings and the Company shall have agreed in the Credit Facility and in their operating agreements that, within 180 days of the Closing Date, (1) the Management Committees of GCA Holdings and the Company shall include at least two independent members as the term “independent” is defined by either the listing requirements of the New York Stock Exchange (“NYSE”) or Nasdaq National Market (“Nasdaq”) and (2) the Management Committees of both GCA Holdings and the Company shall have appointed an audit committee composed of at least two independent members as the term “independent” is defined in Section 10A(m) of the Securities Exchange Act and rules thereunder.

(q) Intellectual Property. The Company shall have made arrangements regarding obtaining written exclusive licenses to use certain third party Intellectual Property Rights which are material to the Company, Finance Corp., GCA Holdings or their subsidiaries, including without limitation the Software License Agreement with Infonox on the Web, the Professional Services Agreement with Infonox on the Web, the Amended and Restated Agreement for Electronic Payment Processing and the Patent License Agreement with USA Payments, each of which arrangements shall have been satisfactory to, and approved by, the Initial Purchaser at Initial Purchaser’s sole discretion.

(r) Restructuring Agreement. At the Closing Date, there shall have been no material amendments, waivers or modifications to the Restructuring Agreement.

(s) Insurance. At the Closing Date and after the Recapitalization, each of the Company, Finance Corp., GCA Holdings and their subsidiaries will be insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and policy limits and covering such risks as are generally deemed adequate, appropriate and customary for their businesses including, but not limited to, policies covering professional liability and malpractice real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of terrorism and vandalism and earthquakes, as well as customary directors’ and officers’ insurance.

(t) Vault Cash Agreement. The Company’s vault cash custody arrangements shall be satisfactory in all respects to the Initial Purchaser. Except as otherwise agreed to by the Initial Purchaser, either (1) the Company and Wells Fargo Bank, National Association shall have entered into a written vault cash custody agreement (or an amendment of the existing agreement) satisfactory to the Initial Purchaser that shall be in full force and effect and that shall not be terminable upon the consummation of the Recapitalization, or (2) (a) the Company shall have entered into a written vault cash custody agreement (or other agreement governing vault cash custody services) with an affiliate of Bank of America Corporation on terms and conditions satisfactory to the Initial Purchaser and (b) the Company’s existing vault cash agreement with Wells Fargo Bank, National Association shall be extended for a sufficient period of time (but not less than four months) in order to permit the Company to transition its vault cash services to an affiliate of Bank of America Corporation.

(u) GCA Holdings. On or before the Closing Date, GCA Holdings will execute and deliver this Agreement.

(v) Additional Documents. On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchaser by notice to the Company, Finance Corp., GCA Holdings and the Guarantors at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Initial Purchaser’s Expenses. If this Agreement is terminated by the Initial Purchaser pursuant to Section 5, or if the sale to the Initial Purchaser of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company, Finance Corp., GCA Holdings or any of the Guarantors to perform any agreement herein or to comply with any provision hereof, the Company, Finance Corp., GCA Holdings and the Guarantors agree to reimburse the Initial Purchaser, upon demand, for all out-of-pocket costs and expenses that shall have been reasonably incurred by the Initial Purchaser in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, expenses associated with the road show for the marketing of the Securities, postage, facsimile and telephone charges, subject to limitation in the circumstances specified in the Engagement Letter dated January 27, 2004, as amended on February 19, 2004, between Banc of America Securities LLC, Bank of America, N.A., and M&C International.

SECTION 7. Offer, Sale and Resale Procedures. The Initial Purchaser, on the one hand, and the Company, Finance Corp., GCA Holdings and each of the Guarantors, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

Offers and sales of the Securities will be made only by the Initial Purchaser or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon

Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

Upon original issuance by the Company and Finance Corp., and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:

“THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE, THE GUARANTEES ENDORSED HEREON, NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON, BY ITS ACCEPTANCE HEREOF, AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE “RESALE RESTRICTION TERMINATION DATE”), EXCEPT THAT THE NOTES AND GUARANTEES MAY BE TRANSFERRED (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES AND THE GUARANTEES ENDORSED THEREON ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (1) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE

REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

Following the sale of the Securities by the Initial Purchaser to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchaser shall not be liable or responsible to the Company, Finance Corp. or any Guarantor for any losses, damages or liabilities suffered or incurred by the Company, Finance Corp. or any Guarantor, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8. Indemnification.

(a) Indemnification of the Initial Purchaser. The Company, Finance Corp., GCA Holdings and each Guarantor, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, its directors, officers and employees, and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company, Finance Corp., GCA Holdings or any Guarantor contained herein; or (iii) in whole or in part upon any failure of the Company, Finance Corp., GCA Holdings or any Guarantor to perform its obligations hereunder or under law; or (iv) upon any act or failure to act or any alleged act or failure to act by the Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii) or (iii) above, provided that the Company shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct; and to reimburse each Initial Purchaser and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8 shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, Finance Corp., GCA Holdings and The Guarantors. The Initial Purchaser agrees to indemnify and hold harmless the Company, Finance Corp., GCA Holdings, the Guarantors and each of their directors and each person, if any, who control the Company, Finance Corp., GCA Holdings and the Guarantors within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, Finance Corp., GCA Holdings, any Guarantor or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company, Finance Corp., GCA Holdings and the Guarantors by the Initial Purchaser expressly for use therein; and to reimburse the Company, Finance Corp., GCA Holdings and the Guarantors, or any such director or controlling person for any legal and other expenses reasonably incurred by the Company, Finance Corp., GCA Holdings or the Guarantors, or any such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company, Finance Corp., GCA Holdings and the Guarantors hereby acknowledge that the only information that the Initial Purchaser has furnished to the Company and Finance Corp. expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) are the statements in the fourth sentence of the sixth paragraph, the eighth paragraph and the tenth paragraph under the caption “Plan of Distribution” in the Offering Memorandum; and the Initial Purchaser confirms that such statements are correct.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Banc of America Securities LLC in the case of Section 8 and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8 hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Finance Corp., GCA Holdings and the Guarantors, on the one hand, and the

Initial Purchaser, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, Finance Corp., GCA Holdings and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, Finance Corp., GCA Holdings and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, Finance Corp., GCA Holdings and the Guarantors, and the total discount received by the Initial Purchaser bear to the aggregate initial offering price of the Securities. The relative fault of the Company, Finance Corp., GCA Holdings or any Guarantor, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, Finance Corp., GCA Holdings or any Guarantor, on the one hand, or the Initial Purchaser, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 for purposes of indemnification.

The Company, Finance Corp., GCA Holdings, the Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, the Initial Purchaser shall not be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each director, officer and employee of the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Company, Finance Corp. and GCA Holdings and each of the Guarantors and each person, if any, who controls the Company, Finance Corp., GCA Holdings or any of the Guarantors within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company, Finance Corp., GCA Holdings and the Guarantors.

SECTION 10. Termination of This Agreement. Prior to the Closing Date, this Agreement may be terminated by the Initial Purchaser by notice given to the Company, Finance Corp., GCA Holdings and the Guarantors if at any time (i) trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the National Association of Securities Dealers (“NASD”); (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Initial Purchaser is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; (iv) in the judgment of the Initial Purchaser there shall have occurred any Material Adverse Change; or (v) the Company, Finance Corp. or GCA Holdings shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Initial Purchaser may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of: (i) the Company, Finance Corp. or GCA Holdings to the Initial Purchaser, except that the Company, Finance Corp. and GCA Holdings shall be obligated to reimburse the expenses of the Initial Purchaser pursuant to Sections 4 and 6 hereof; (ii) the Initial Purchaser to the Company, Finance Corp., GCA Holdings or any Guarantor; or (iii) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, Finance Corp., GCA Holdings and each of the Guarantors, their respective officers and the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser, or the Company, Finance Corp., GCA Holdings or any of the Guarantors, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand-delivered or telecopied, and confirmed to the parties hereto as follows:

If to the Initial Purchaser:

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Facsimile: (212) 583-8567

Attention: Legal Department

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Facsimile: (212) 859-4000

Attention: Valerie Ford Jacob, Esq.

If to the Company, Finance Corp., GCA Holdings or any of the Guarantors:

Global Cash Access, L.L.C.

3525 E. Post Road

Suite 120

Las Vegas, Nevada 89120

Facsimile: (800) 833-7110

Attention: Chief Financial Officer

with a copy to:

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, California 94304

Facsimile: (650) 494-0792

Attention: Paul L. Lion, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of, and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from the Initial Purchaser merely by reason of such purchase.

SECTION 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 16. Tax Disclosure. Notwithstanding anything to the contrary contained herein, the Initial Purchaser, the Company, Finance Corp., GCA Holdings and the Guarantors shall be permitted to disclose the tax treatment and tax structure of any transaction contemplated by this Agreement or the Offering Memorandum (including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information or, except to the extent relating to such tax structure or tax treatment, any nonpublic commercial or financial information); provided, however, that if such transaction is not consummated for any reason, the provisions of this sentence shall cease to apply with respect to such transaction.

SECTION 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall be binding upon all of the parties which have executed this Agreement even if not all of the parties hereto have executed this Agreement. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party to whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

GLOBAL CASH ACCESS, L.L.C.,
a Delaware limited liability company

By:	/s/ KIRK SANFORD
Name:	Kirk Sanford
Title:	President

GLOBAL CASH ACCESS FINANCE CORPORATION,
a Delaware corporation

By:	/s/ KIRK SANFORD
Name:	Kirk Sanford
Title:	President

CCI ACQUISITION, LLC,
a Delaware limited liability company

By:	/s/ KIRK SANFORD
Name:	Kirk Sanford
Title:	President

CENTRAL CREDIT, LLC,
a Delaware limited liability company

By:	/s/ KIRK SANFORD
Name:	Kirk Sanford
Title:	President

GCA HOLDINGS, L.L.C.,
a Delaware limited liability company

By:	/s/ KIRK SANFORD
Name:	Kirk Sanford
Title:	President

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchaser as of the date first above written.

BANC OF AMERICA SECURITIES LLC

By:	/s/ JOHN MCCUSKER
Name:	John McCusker
Title	Principal

1

Exhibit A

Subsidiaries of Global Cash Access, L.L.C.

CCI Acquisition, LLC
Central Credit, LLC
CashCall Systems, Inc.	(this company will be a Subsidiary upon consummation of the Recapitalization)
QuikPlay, LLC

A-1

Exhibit B

Opinion of Morrison & Foerster LLP to be delivered pursuant to Section 5(d) of the Purchase Agreement

March     , 2004

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Attn: Legal Department

Re:	Global Cash Access, LLC
% Senior Subordinated Notes Due 2012

Ladies and Gentlemen:

We have acted as counsel to Global Cash Access, LLC, a Delaware limited liability company (the “Company”), Global Cash Access Finance Corporation, a Delaware corporation (“Finance Corp.”) and the Guarantors (as defined below) in connection with the issuance and sale by the Company and Finance Corp. of $235,000,000 principal amount of         % Senior Subordinated Notes Due 2012 (the “Securities”) pursuant to the terms of a Purchase Agreement dated March     , 2004 (the “Purchase Agreement”) among the Company, Finance Corp., GCA Holdings, L.L.C. (“GCA Holdings”), the guarantors named therein (the “Guarantors”) and Banc of America Securities LLC (the “Initial Purchaser”). This opinion is furnished to you pursuant to Section 5(c) of the Purchase Agreement in connection with the issuance and sale by the Company and Finance Corp. of the Securities. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Purchase Agreement.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company, Finance Corp., GCA Holdings and the Guarantors made such inquiries of officers of the Company, Finance Corp., GCA Holdings and the Guarantors and public officials and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also examined the Offering Memorandum, dated March     , 2004, of the Company and Finance Corp. relating to the Securities (the “Offering Memorandum”), the Purchase Agreement among the Company, Finance Corp., GCA Holdings, the Guarantors and the Initial Purchaser, the Indenture between the Company, Finance Corp., the Guarantors and the Bank of New York (the “Indenture”), the Guarantees by the Guarantors in connection with the Indenture, the Restructuring Agreement among the Company, M&C International, FDFS Holdings LLC, a Delaware limited liability company, First Data Corporation, a Delaware corporation, Karim Maskatiya and Robert Cucinotta December 10, 2003, as amended January 20, 2004, February 20, 2004 and March     , 2004 (the “Restructuring Agreement”) and the Registration Rights

Agreement between the Company, Finance Corp., the Guarantors and the Initial Purchaser (the “Registration Rights Agreement”).

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, Finance Corp., GCA Holdings and any of the Guarantors, we have assumed (a) that each other party has the power and authority, or if such party is an individual, the capacity, to execute and deliver, and to perform and observe the provisions of, such documents, (b) the due authorization by each such party of all requisite action and the due execution and delivery of such documents by each such party and (c) that such documents constitute the legal, valid and binding obligations of each such party.

Our opinions in paragraph (a), (b), (d) and (e) below as to the existence, good standing and qualification of the Company and Finance Corp. and the other entities therein described are based solely on written certificates or oral assurances of public officials in the states referred to in those paragraphs. We express no opinion on the good standing of the Company and Finance Corp. and the other entities therein described with any taxing authority other than with the state taxing authorities in the state of Delaware for franchise taxes. Our opinions regarding the good standing of the Company and Finance Corp. and the other entities therein described with state taxing authorities for franchise taxes in the state of Delaware are based solely on written certificates or oral assurances of public officials in such state. We have made no independent investigation as to whether such certificates or assurances are accurate or complete, but we have no knowledge of any such inaccuracy or incompleteness.

With respect to the opinion expressed in paragraph (s) below, we have relied upon the certificate of                                     , dated as of the date hereof (the “Officer’s Certificate”) to the effect that the Company, GCA Holdings and their respective subsidiaries is not a party to any material contracts except for the Existing Instruments. In addition, we have relied upon the Officer’s Certificate and upon the certificate of                                     , dated as of the date hereof (the “Secretary’s Certificate”) in connection with factual matters contained in our opinions below. We have made no independent investigation as to whether the statements made in the Officer’s Certificate and Secretary’s Certificate are accurate or complete, but we have no knowledge of any such inaccuracy or incompleteness.

For purposes of the opinion in paragraph (s) below, we exclude from the scope of such opinion any potential violation of financial covenants contained in the agreements referred to in such paragraph, and as to any such agreements which by their terms are or may be governed by the laws of a jurisdiction other than the State of New York, we assume that such agreements are governed by the laws of the State of New York.

For the purposes of the opinions in paragraphs (r), (s) and (v) below, we note that pursuant to the Registration Rights Agreement, the Company will be required to register the Securities under the Act and to qualify the Indenture under the United States Trust Indenture Act of 1939 (the “TIA”)

As used herein, (i) “Applicable Laws” means the General Corporation Law of the State of Delaware and those laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America, in each case which are in effect on the date hereof and that, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement and the Restructuring Agreement (other than the United States federal securities laws, state securities or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), but without our having made any special investigation as to the applicability of any specific law, rule or regulation; (ii) ”Governmental Authorities” means any court, regulatory body, administrative agency or governmental body of the State of Delaware, the State of New York or the United States of America having jurisdiction over the Company under Applicable Laws; and (iv) ”Applicable Orders” means those judgments, orders or decrees identified on Schedule I hereto, which the Company has represented to us are the only judgments, orders or decrees currently existing applicable to GCA Holdings or the Company or their respective Subsidiaries.

Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge, belief or awareness, it is intended to signify that, in the course of our representation of the Company, Finance Corp., GCA Holdings and their Subsidiaries, no information has come to the attention of any attorney who has been actively engaged on this matter, the Credit Facility, the Recapitalization or the BofA Equity Investment or any attorney who has substantively advised the Company and Finance Corp. within the past twelve months on any matters including litigation, that would give such attorney actual knowledge of the existence or absence of such facts. However, we have not undertaken any independent investigation to determine the existence or absence of such facts, except for our participation in the conferences referred to below and as otherwise stated herein, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Company, Finance Corp., GCA Holdings and their Subsidiaries.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

1. The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

2. Limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Restructuring Agreement, Guarantees and the Securities, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material.

3. Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

4. Except to the extent encompassed by an opinion set forth below with respect to the Company or Finance Corp., we express no opinion as to the effect on the opinions expressed herein of (a) the compliance or non-compliance of any party to the Purchase Agreement, Restructuring Agreement, Indenture, Registration Rights Agreement, Securities, Exchange Securities, Guarantees and the DTC Agreement (collectively the “Documents”) with any law, regulation or order applicable to it, or (b) the legal or regulatory status or the nature of the business of any such party.

5. We express no opinion as to the effect of judicial decisions that may permit the introduction of extrinsic evidence to supplement the terms of the Documents or material agreements of the Company referred to herein.

6. We have assumed that the provisions of the Documents do not violate the public policy of any jurisdiction (other than the State of New York), having a substantial relationship to the transactions contemplated by such documents, and that no provision of any law of the State of New York applicable to such documents violates the public policy of any such other jurisdiction.

7. We express no opinion as to the enforceability of provisions of any documents providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy.

8. We express no opinion as to the enforceability of provisions of any document to the effect that terms may not be waived or modified except in writing, and we express no opinion as to the enforceability of provisions of any document that are construed as effectively imposing a penalty.

9. In rendering our opinion in paragraph (r) below, we do not express any opinion with respect to any authorization or approval or other action by, or notice to or filing with, any regulatory authority or governmental authority or instrumentality required in connection with the operations of the business of the Company.

10. Certain remedial provisions of the Documents may be unenforceable in whole or in part under the laws of the State of New York, but, in our opinion, such laws do not make the remedies afforded by the Documents inadequate for the practical realization of the principal benefits intended to be afforded the Documents.

11. We express no opinion as to the enforceability of any provision of the Documents which purports to establish evidentiary standards or to make determinations conclusive or powers absolute.

12. We express no opinion as to the circumstances under which rights of setoff may be exercised.

13. We express no opinion as to the enforceability of provisions of the Documents imposing or which are construed as effectively imposing a penalty.

[may need to add additional qualifications once review the guarantee/indenture]

Based upon and subject to the foregoing, we are of the opinion that:

(a) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

(b) Finance Corp. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(c) Each of the Company and Finance Corp. has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Restructuring Agreement, the

Registration Rights Agreement, the Indenture, the Securities, the Exchange Securities, and the DTC Agreement, as applicable.

(d) The Company and Finance Corp. are duly qualified as a foreign limited liability company and as a foreign corporation, respectively, to transact business and are in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(e) GCA Holdings and each Guarantor has been duly formed or incorporated and is validly existing as a corporation, limited liability company or partnership, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Securities, the Guarantees and the Recapitalization Documents to which it is a party and, to the best knowledge of such counsel, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(f) All of the outstanding membership interests of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

(g) All of the outstanding shares of Common Stock of Finance Corp. have been duly authorized and validly issued and are fully paid and nonassessable.

(h) All of the issued and outstanding capital stock or limited liability company interests of each Guarantor, as applicable, have been duly authorized and validly issued, are fully paid and nonassessable and, to the best of our knowledge, are owned by the Company, directly or through Subsidiaries. To the best of our knowledge, all of the membership interests of the Company are owned by GCA Holdings.

(i) To the best of our knowledge, the issuance and sale of the Notes by the Company or Finance Corp. will not be subject to any preemptive right, right of first refusal or other similar right.

(j) The Purchase Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, Finance

Corp., GCA Holdings and each Guarantor, enforceable against the Company, Finance Corp., GCA Holdings and each Guarantor in accordance with its terms.

(k) The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, Finance Corp. and each Guarantor, enforceable enforceable against the Company, Finance Corp. and each Guarantor in accordance with its terms.

(l) The DTC Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and Finance Corp., enforceable against the Company and Finance Corp. in accordance with its terms.

(m) The Indenture has been duly authorized, executed and delivered by the Company, Finance Corp. and each Guarantor and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms.

(n) The Notes are in the form contemplated by the Indenture, have been duly authorized by the Company and Finance Corp. for issuance and sale pursuant to the Purchase Agreement and the Indenture and, when executed by the Company and Finance Corp. and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company and Finance Corp., enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

(o) The Exchange Notes have been duly and validly authorized for issuance by the Company and Finance Corp., and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company and Finance Corp., enforceable against the Company and Finance Corp. in accordance with their terms and will be entitled to the benefits of the Indenture.

(p) The Guarantees of the Notes and the Exchange Notes are in the respective forms contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to the Purchase Agreement and the Indenture and, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, and will be entitled to the benefits of the Indenture.

(q) The statements relating to the legal matters, documents or proceedings set forth in the Offering Memorandum under the caption

“Description of Notes” insofar as they purport to constitute a summary of the terms of the Notes, the Guarantees and the Registration Rights Agreement, under the caption “Certain United States Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, under the captions “Certain Relationships and Related Party Transactions - Second Amended and Restated Limited Liability Company Agreement of Global Cash Access, L.L.C.” and “Certain Relationships and Related Party Transactions - Amended and Restate Limited Liability Company Agreement of GCA Holdings” insofar as they purport to constitute a summary of the terms of the Limited Liability Company Agreements of the Company and GCA Holdings, and under the caption “The Recapitalization” insofar as they purport to describe the provisions of the Restructuring Agreement, are accurate and correct summaries in all material respects.

(r) No consent, approval, authorization or other order of, or registration or filing with, any Governmental Authority (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), is required for the Company’s, Finance Corp.’s, GCA Holdings’ and each Guarantor’s execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the Indenture, or the Restructuring Agreement or the issuance and delivery of the Securities, the Guarantees or the Exchange Securities, except such as may be required by federal securities laws with respect to the Company’s, Finance Corp.’s or each of the Guarantors’ obligations under the Registration Rights Agreement; provided, however, that we express no opinion as to the applicability of the notification and review requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, to the transactions contemplated by the Restructuring Agreement.

(s) The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities, and the Indenture by the Company, Finance Corp., GCA Holdings and each of the Guarantors party thereto, the execution and delivery of the Restructuring Agreement by the Company and GCA Holdings and the performance by the Company and GCA Holdings of their respective obligations thereunder (other than performance by the Company, Finance Corp., GCA Holdings and each of the Guarantors party thereto of their respective obligations under the indemnification section of the Purchase Agreement, as to which we render no opinion) and consummation of the transactions contemplated by the Offering Memorandum (i) will not result in any violation of the provisions of the charter, by-laws or other similar constitutive document of the Company, Finance Corp., GCA Holdings or any subsidiary; (ii) to the best of our knowledge, will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Finance Corp., GCA Holdings or any of their subsidiaries pursuant to, or trigger any right of termination under, any material Existing Instrument; or (iii) to the best of our knowledge, will not result in any violation of any Applicable Order or Applicable Law that applies to the

Company, Finance Corp., GCA Holdings or any of their subsidiaries; provided, however, that we express no opinion as to the applicability of the notification and review requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, to the transactions contemplated by the Restructuring Agreement.

(t) None of the Company, Finance Corp. nor any of the Guarantors is, or after receipt of payment for the Securities and the application of the proceeds thereof as described in the Offering Memorandum under the “Use of Proceeds”, will be, an “investment company” within the meaning of the Investment Company Act.

(u) To the best of our knowledge, neither the Company, Finance Corp., GCA Holdings, nor any of their subsidiaries is in violation of its charter or operating agreement or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company, Finance Corp., GCA Holdings, or any subsidiary or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

(v) Assuming (i) the accuracy of the representations and warranties of the Company, Finance Corp., GCA Holdings and the Guarantors set forth in Section 1 of the Purchase Agreement; (ii) the due performance by the Company, Finance Corp., GCA Holdings and the Guarantors of the covenants and agreements set forth in Section 3 of the Purchase Agreement; (iii) the Company’s and Finance Corp.’s compliance with the offering and transfer procedures and restrictions described in the Offering Memorandum and in Section 7 of the Purchase Agreement; (iv) the accuracy of the representations and warranties made in accordance with the purchase agreement and Offering Memorandum by purchasers to whom the Initial Purchaser initially resells the Securities, and (v) that purchasers to whom the Initial Purchaser initially resells the Securities receive a copy of the Offering Memorandum, no registration of the Notes or the Guarantees under the Securities Act, and no qualification of an indenture under the TIA with respect thereto, is required in connection with the purchase of the Securities by the Initial Purchaser, or the initial resale of the Securities by the Initial Purchaser to Qualified Institutional Buyers or pursuant to Regulation S under the Securities Act in the manner contemplated by the Purchase Agreement and the Offering Memorandum other than any registration or qualification that may be required in connection with the Exchange Offer contemplated by the Offering Memorandum or in connection with the Registration Rights Agreement. We express no opinion, however, as to when or under what circumstances any Initial Notes initially sold by the Initial Purchaser may be reoffered or resold.

(w) To the best of our knowledge, other than as described in the Offering Memorandum, there are no pending or threatened legal or governmental proceedings to which the Company, Finance Corp., GCA Holdings or any of their subsidiaries is a party that would be required to be described by Item 103 of Regulation S-K under the Securities Act if the issuance of the Securities were being registered under the Securities Act but is not so described in the Offering Memorandum.

(x) None of the sale, issuance, execution or delivery of the Securities will contravene Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of governors of the Federal Reserve System.

In addition, we have participated in conferences with officers and other representatives of the Company, Finance Corp., GCA Holdings and the Guarantors, representatives of the independent public or certified public accountants for the Company, Finance Corp. and GCA Holdings and with representatives of the Initial Purchaser at which the contents of the Offering Memorandum, and any supplements or amendments thereto, and related matters were discussed and, although we have not independently verified and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (other than as specified above), and any supplements or amendments thereto, on the basis of and subject to the foregoing, nothing has come to our attention that causes us to believe that the Offering Memorandum, as of its date or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no belief as to the financial statements or other financial data derived therefrom, included in the Offering Memorandum or any amendments or supplements thereto).

We express no opinion as to matters governed by any laws other than the substantive laws of the State of New York (including its applicable choice-of-law rules), the General Corporation Law of the State of Delaware and the Federal laws of the United States of America, in each case which are in effect on the date hereof. We express no opinion as to the effect on the opinions of any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

This letter is solely for your benefit as the Initial Purchaser. Although the Initial Purchaser (and each of the employees, representatives, or other agents of the Initial Purchaser) may disclose to any and all persons, without limitation of any kind, the United States federal tax treatment and federal tax structure of the transactions described in the Offering Memorandum, and all materials of any kind that were provided by us to the Initial Purchaser relating to such tax treatment and tax structure, this opinion is intended solely for the benefit of the Initial Purchaser, who may not authorize any other person or entity to rely on this opinion, or otherwise make this opinion available for the benefit of any other person or entity, without our prior written consent.

Very truly yours,

Exhibit C

Opinion of Nevada Counsel to be delivered pursuant to Section 5(d) of the Purchase Agreement

1. The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities, the Indenture, the Credit Facility, and the Recapitalization Documents by the Company, Finance Corp., GCA Holdings and each of the Guarantors party thereto and the performance by the Company, Finance Corp., GCA Holdings and each of the Guarantors of their respective obligations thereunder (other than performance by the Company, Finance Corp., GCA Holdings and each of the Guarantors party thereto of their respective obligations under the indemnification section of the Purchase Agreement, as to which we render no opinion) and consummation of the transactions contemplated by the Offering Memorandum and the Recapitalization Documents (including without limitation documents relating to the BofA Equity Purchase) to the best of our knowledge, will not result in any violation of (i) the Nevada Gaming Control Act and the rules and regulations promulgated thereunder (the “Nevada Gaming Laws”) binding on such party; or (ii) any material judgment, order, writ, injunction or decree issued by any governmental agency or authority which adopts, enforces, supervises and/or interprets Nevada Gaming Laws (the “Nevada Gaming Authority”) known to us to be binding upon the Company, Finance Corp., GCA Holdings or any of their subsidiaries.

2. Insofar as the following relate to the Nevada Gaming Laws, no consent, approval, authorization, license, or registration, declaration or other filing with any Nevada Gaming Authority is required to be obtained by the Company, Finance Corp., GCA Holdings or any of their subsidiaries for the execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities, the Indenture, the Credit Facility, and the Recapitalization Documents by the Company, Finance Corp., GCA Holdings and each of the Guarantors party thereto and the performance by the Company, Finance Corp., GCA Holdings and each of the Guarantors of their respective obligations thereunder (other than performance by the Company, Finance Corp., GCA Holdings and each of the Guarantors party thereto of their respective obligations under the indemnification section of the Purchase Agreement, as to which we render no opinion) and consummation of the transactions contemplated by the Offering Memorandum and the Recapitalization Documents (including without limitation documents relating to the BofA Equity Purchase), except (a) those that have been obtained or made on or prior to the date hereof, (b) those with respect to state securities and “blue sky” laws, as to which we express no opinion, and (c) those periodic informational filings that are required to be made after the date hereof under the Nevada Gaming Laws.

3. Under Nevada Gaming Laws, neither the Initial Purchaser is required, solely by reason of and as a condition to its execution and delivery of the Purchase Agreement, nor is any holder of the Securities required, solely by reason of being such, to be found suitable or licensed by the Nevada Gaming Authorities.

4. The statements in the Offering Memorandum under the heading “Risk Factors” and “Regulation” have been reviewed by us and insofar as such statements constitute discussions of Nevada Gaming Laws (except for financial data included therein or omitted therefrom, as to which we express no opinion), they are accurate in all material respects and fairly summarize in all material respects the information set forth therein.

C-1

Exhibit D

Opinion of New Jersey Counsel to be delivered pursuant to Section 5(e) of the Purchase Agreement

1. The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities, the Indenture, the Credit Facility, and the Recapitalization Documents by the Company, Finance Corp., GCA Holdings and each of the Guarantors party thereto and the performance by the Company, Finance Corp., GCA Holdings and each of the Guarantors of their respective obligations thereunder (other than performance by the Company, Finance Corp., GCA Holdings and each of the Guarantors party thereto of their respective obligations under the indemnification section of the Purchase Agreement, as to which we render no opinion) and consummation of the transactions contemplated by the Offering Memorandum and the Recapitalization Documents (including without limitation documents relating to the BofA Equity Purchase) to the best of our knowledge, will not result in any violation of (i) the New Jersey Casino Control Act and the rules and regulations promulgated thereunder (the “New Jersey Gaming Laws”) binding on such party; or (ii) any material judgment, order, writ, injunction or decree issued by any governmental agency or authority which adopts, enforces, supervises and/or interprets New Jersey Gaming Laws (the “New Jersey Gaming Authority”) known to us to be binding upon the Company, Finance Corp., GCA Holdings or any of their subsidiaries.

2. Insofar as the following relate to the New Jersey Gaming Laws, no consent, approval, authorization, license, or registration, declaration or other filing with any New Jersey Gaming Authority is required to be obtained by the Company, Finance Corp., GCA Holdings or any of their subsidiaries for the execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities, the Indenture, the Credit Facility, and the Recapitalization Documents by the Company, Finance Corp., GCA Holdings and each of the Guarantors party thereto and the performance by the Company, Finance Corp., GCA Holdings and each of the Guarantors of their respective obligations thereunder (other than performance by the Company, Finance Corp., GCA Holdings and each of the Guarantors party thereto of their respective obligations under the indemnification section of the Purchase Agreement, as to which we render no opinion) and consummation of the transactions contemplated by the Offering Memorandum and the Recapitalization Documents (including without limitation documents relating to the BofA Equity Purchase), except (a) those that have been obtained or made on or prior to the date hereof, (b) those with respect to state securities and “blue sky” laws, as to which we express no opinion, and (c) those periodic informational filings that are required to be made after the date hereof under the New Jersey Gaming Laws.

3. Under New Jersey Gaming Laws, neither the Initial Purchaser is required, solely by reason of and as a condition to its execution and delivery of the Purchase Agreement, nor is any holder of the Securities required, solely by reason of being such, to be found suitable or licensed by the New Jersey Gaming Authorities.

4. The statements in the Offering Memorandum under the heading “Risk Factors” and “Regulation” have been reviewed by us and insofar as such statements constitute discussions of New Jersey Gaming Laws (except for financial data included therein or omitted therefrom, as to which we express no opinion), they are accurate in all material respects and fairly summarize in all material respects the information set forth therein.

D-1

Exhibit E

Opinion of Arizona Counsel to be delivered pursuant to Section 5(f) of the Purchase Agreement

1. The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities, the Indenture, the Credit Facility, and the Recapitalization Documents by the Company, Finance Corp., GCA Holdings and each of the Guarantors party thereto and the performance by the Company, Finance Corp., GCA Holdings and each of the Guarantors of their respective obligations thereunder (other than performance by the Company, Finance Corp., GCA Holdings and each of the Guarantors party thereto of their respective obligations under the indemnification section of the Purchase Agreement, as to which we render no opinion) and consummation of the transactions contemplated by the Offering Memorandum and the Recapitalization Documents (including without limitation documents relating to the BofA Equity Purchase) to the best of our knowledge, will not result in any violation of (i) the Arizona gaming laws and the rules and regulations promulgated thereunder (the “Arizona Gaming Laws”) binding on such party; or (ii) any material judgment, order, writ, injunction or decree issued by any governmental agency or authority which adopts, enforces, supervises and/or interprets Arizona Gaming Laws (the “Arizona Gaming Authority”) known to us to be binding upon the Company, Finance Corp., GCA Holdings or any of their subsidiaries.

2. Insofar as the following relate to the Arizona Gaming Laws, no consent, approval, authorization, license, or registration, declaration or other filing with any Arizona Gaming Authority is required to be obtained by the Company, Finance Corp., GCA Holdings or any of their subsidiaries for the execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities, the Indenture, the Credit Facility, and the Recapitalization Documents by the Company, Finance Corp., GCA Holdings and each of the Guarantors party thereto and the performance by the Company, Finance Corp., GCA Holdings and each of the Guarantors of their respective obligations thereunder (other than performance by the Company, Finance Corp., GCA Holdings and each of the Guarantors party thereto of their respective obligations under the indemnification section of the Purchase Agreement, as to which we render no opinion) and consummation of the transactions contemplated by the Offering Memorandum and the Recapitalization Documents (including without limitation documents relating to the BofA Equity Purchase), except (a) those that have been obtained or made on or prior to the date hereof, (b) those with respect to state securities and “blue sky” laws, as to which we express no opinion, and (c) those periodic informational filings that are required to be made after the date hereof under the Arizona Gaming Laws.

3. Under Arizona Gaming Laws, neither the Initial Purchaser is required, solely by reason of and as a condition to its execution and delivery of the Purchase Agreement, nor is any holder of the Securities required, solely by reason of being such, to be found suitable or licensed by the Arizona Gaming Authorities.

4. The statements in the Offering Memorandum under the heading “Risk Factors” and “Regulation” have been reviewed by us and insofar as such statements constitute discussions of Arizona Gaming Laws (except for financial data included therein or omitted therefrom, as to which we express no opinion), they are accurate in all material respects and fairly summarize in all material respects the information set forth therein.

E-1

Exhibit F

Opinion of Louisiana Counsel to be delivered pursuant to Section 5(g) of the Purchase Agreement

1. The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities, the Indenture, the Credit Facility, and the Recapitalization Documents by the Company, Finance Corp., GCA Holdings and each of the Guarantors party thereto and the performance by the Company, Finance Corp., GCA Holdings and each of the Guarantors of their respective obligations thereunder (other than performance by the Company, Finance Corp., GCA Holdings and each of the Guarantors party thereto of their respective obligations under the indemnification section of the Purchase Agreement, as to which we render no opinion) and consummation of the transactions contemplated by the Offering Memorandum and the Recapitalization Documents (including without limitation documents relating to the BofA Equity Purchase) to the best of our knowledge, will not result in any violation of (i) the Louisiana Gambling Control Law and the rules and regulations promulgated thereunder (the “Louisiana Gaming Laws”) binding on such party; or (ii) any material judgment, order, writ, injunction or decree issued by any governmental agency or authority which adopts, enforces, supervises and/or interprets Louisiana Gaming Laws (the “Louisiana Gaming Authority”) known to us to be binding upon the Company, Finance Corp., GCA Holdings or any of their subsidiaries.

2. Insofar as the following relate to the Louisiana Gaming Laws, no consent, approval, authorization, license, or registration, declaration or other filing with any Louisiana Gaming Authority is required to be obtained by the Company, Finance Corp., GCA Holdings or any of their subsidiaries for the execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities, the Indenture, the Credit Facility, and the Recapitalization Documents by the Company, Finance Corp., GCA Holdings and each of the Guarantors party thereto and the performance by the Company, Finance Corp., GCA Holdings and each of the Guarantors of their respective obligations thereunder (other than performance by the Company, Finance Corp., GCA Holdings and each of the Guarantors party thereto of their respective obligations under the indemnification section of the Purchase Agreement, as to which we render no opinion) and consummation of the transactions contemplated by the Offering Memorandum and the Recapitalization Documents (including without limitation documents relating to the BofA Equity Purchase), except (a) those that have been obtained or made on or prior to the date hereof, (b) those with respect to state securities and “blue sky” laws, as to which we express no opinion, and (c) those periodic informational filings that are required to be made after the date hereof under the Louisiana Gaming Laws.

3. Under Louisiana Gaming Laws, neither the Initial Purchaser is required, solely by reason of and as a condition to its execution and delivery of the Purchase Agreement, nor is any holder of the Securities required, solely by reason of being such, to be found suitable or licensed by the Louisiana Gaming Authorities.

4. The statements in the Offering Memorandum under the heading “Risk Factors” and “Regulation” have been reviewed by us and insofar as such statements constitute discussions of Louisiana Gaming Laws (except for financial data included therein or omitted therefrom, as to which we express no opinion), they are accurate in all material respects and fairly summarize in all material respects the information set forth therein.

F-1

Exhibit G

Opinion of Michigan Counsel to be delivered pursuant to Section 5(h) of the Purchase Agreement

1. The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities, the Indenture, the Credit Facility, and the Recapitalization Documents by the Company, Finance Corp., GCA Holdings and each of the Guarantors party thereto and the performance by the Company, Finance Corp., GCA Holdings and each of the Guarantors of their respective obligations thereunder (other than performance by the Company, Finance Corp., GCA Holdings and each of the Guarantors party thereto of their respective obligations under the indemnification section of the Purchase Agreement, as to which we render no opinion) and consummation of the transactions contemplated by the Offering Memorandum and the Recapitalization Documents (including without limitation documents relating to the BofA Equity Purchase) to the best of our knowledge, will not result in any violation of (i) the Michigan gaming laws and the rules and regulations promulgated thereunder (the “Michigan Gaming Laws”) binding on such party; or (ii) any material judgment, order, writ, injunction or decree issued by any governmental agency or authority which adopts, enforces, supervises and/or interprets Michigan Gaming Laws (the “Michigan Gaming Authority”) known to us to be binding upon the Company, Finance Corp., GCA Holdings or any of their subsidiaries.

2. Insofar as the following relate to the Michigan Gaming Laws, no consent, approval, authorization, license, or registration, declaration or other filing with any Michigan Gaming Authority is required to be obtained by the Company, Finance Corp., GCA Holdings or any of their subsidiaries for the execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities, the Indenture, the Credit Facility, and the Recapitalization Documents by the Company, Finance Corp., GCA Holdings and each of the Guarantors party thereto and the performance by the Company, Finance Corp., GCA Holdings and each of the Guarantors of their respective obligations thereunder (other than performance by the Company, Finance Corp., GCA Holdings and each of the Guarantors party thereto of their respective obligations under the indemnification section of the Purchase Agreement, as to which we render no opinion) and consummation of the transactions contemplated by the Offering Memorandum and the Recapitalization Documents (including without limitation documents relating to the BofA Equity Purchase), except (a) those that have been obtained or made on or prior to the date hereof, (b) those with respect to state securities and “blue sky” laws, as to which we express no opinion, and (c) those periodic informational filings that are required to be made after the date hereof under the Michigan Gaming Laws.

3. Under Michigan Gaming Laws, neither the Initial Purchaser is required, solely by reason of and as a condition to its execution and delivery of the Purchase Agreement, nor is any holder of the Securities required, solely by reason of being such, to be found suitable or licensed by the Michigan Gaming Authorities.

4. The statements in the Offering Memorandum under the heading “Risk Factors” and “Regulation” have been reviewed by us and insofar as such statements constitute discussions of Michigan Gaming Laws (except for financial data included therein or omitted therefrom, as to which we express no opinion), they are accurate in all material respects and fairly summarize in all material respects the information set forth therein.

G-1

ANNEX I

The Initial Purchaser understands that:

The Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act as part of its distribution at any time and otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. The Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by, and include the statements required by, Regulation S.

The Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons as part of your distribution at any time or otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S.”

The Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

I